Exhibit 99.3

SCHEDULE A

Funds

Date	Number of Shares Bought	Price Per Share($) (1)(2)
6/27/2025	855	9.98222	(3)
6/30/2025	36	9.98097	(4)
7/1/2025	222	10.11075	(5)
7/8/2025	60	10.41177	(6)
7/24/2025	539	9.51308	(7)
7/25/2025	2,656	9.51327	(8)
7/30/2025	413	8.96538	(9)
7/31/2025	538	8.98217	(10)
8/1/2025	680	8.61071	(11)
8/4/2025	95	8.83520	(12)
8/5/2025	466	8.95813	(13)
8/11/2025	629,924	14.93994	(14)
8/12/2025	278,289	14.80075	(15)
8/13/2025	166,658	14.70498	(16)
8/14/2025	65,823	14.51684	(17)
8/15/2025	49,663	14.46658	(18)
8/18/2025	55,350	14.45515	(19)
8/19/2025	37,856	14.48414	(20)
8/20/2025	9,868	14.51386	(21)
8/21/2025	40,635	14.55432	(22)
8/22/2025	83,239	14.52223	(23)
8/25/2025	45,336	14.52316	(24)
8/26/2025	38,498	14.43653	(25)
8/27/2025	52,888	14.40593	(26)
8/28/2025	37,530	14.50476	(27)

(1) Excludes commissions and other execution-related costs.

(2) Upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares bought or sold (as the case may be) at each separate price will be provided.

(3) Reflects a weighted average purchase price of $9.982217per share, at prices ranging from $9.92 to $10.055 per share.

(4) Reflects a weighted average purchase price of $9.980972 per share, at prices ranging from $9.97 to $10.055 per share.

(5) Reflects a weighted average purchase price of $10.110751 per share, at prices ranging from $10.0808 to $10.14 per share.

(6) Reflects a weighted average purchase price of $10.411765 per share, at prices ranging from $10.3411 to $10.46 per share.

(7) Reflects a weighted average purchase price of $9.513075 per share, at prices ranging from $9.475 to $9.56 per share.

(8) Reflects a weighted average purchase price of $9.5132 7per share, at prices ranging from $9.4235 to $9.56 per share

(9) Reflects a weighted average purchase price of $8.96538 per share, at prices ranging from $8.92 to $9.0001 per share.

(10) Reflects a weighted average purchase price of $8.98217per share, at prices ranging from $8.9353 to $9.0477 per share.

(11) Reflects a weighted average purchase price of $8.61071per share, at prices ranging from $8.58 to $8.71 per share.

(12) Reflects a weighted average purchase price of $8.83520per share, at prices ranging from $8.81 to $8.87 per share.

(13) Reflects a weighted average purchase price of $8.95813per share, at prices ranging from $8.89 to $8.98 per share.

(14) Reflects a weighted average purchase price of $14.93994 per share, at prices ranging from $14.89 to $14.97 per share.

(15) Reflects a weighted average purchase price of $14.80075per share, at prices ranging from $14.67 to $14.91 per share.

(16) Reflects a weighted average purchase price of $14.70498per share, at prices ranging from $14.58 to $14.85 per share.

(17) Reflects a weighted average purchase price of $14.51684per share, at prices ranging from $14.4351 to $14.635 per share.

(18) Reflects a weighted average purchase price of $14.46658per share, at prices ranging from $14.415 to $14.49 per share.

(19) Reflects a weighted average purchase price of $14.45515per share, at prices ranging from $14.42 to $14.49 per share.

(20) Reflects a weighted average purchase price of $14.48414per share, at prices ranging from $14.45 to $14.49 per share.

(21) Reflects a weighted average purchase price of $14.51386per share, at prices ranging from $14.49 to $14.53 per share.

(22) Reflects a weighted average purchase price of $14.55432per share, at prices ranging from $14.50 to $14.60 per share.

(23) Reflects a weighted average purchase price of $14.52223per share, at prices ranging from $14.44 to $14.60 per share.

(24) Reflects a weighted average purchase price of $14.52316per share, at prices ranging from $14.43 to $14.59 per share.

(25) Reflects a weighted average purchase price of $14.43653per share, at prices ranging from $14.41 to $14.50 per share.

(26) Reflects a weighted average purchase price of $14.40593per share, at prices ranging from $14.3497 to $14.50 per share.

(27) Reflects a weighted average purchase price of $14.50476 per share, at prices ranging from $14.43 to $14.52 per share.

Date	Number of Shares Sold	Price Per Share($) (1)(2)
7/1/2025	256	10.10960	(3)
7/31/2025	17	8.97265	(4)
8/1/2025	818	8.61323	(5)
8/7/2025	3,079	9.27364	(6)
8/8/2025	2,900	9.30036	(7)
8/11/2025	2,108	14.94983	(8)
8/12/2025	55,222	14.78923	(9)

(1) Excludes commissions and other execution-related costs.

(2) Upon request by the staff of the Securities and Exchange Commission, full information regarding the number of shares bought or sold (as the case may be) at each separate price will be provided.

(3) Reflects a weighted average purchase price of $10.10960 per share, at prices ranging from $10.06 to $10.2404 per share.

(4) Reflects a weighted average purchase price of $8.97265 per share, at prices ranging from $8.93 to $8.99 per share.

(5) Reflects a weighted average purchase price of $8.61323 per share, at prices ranging from $8.575 to $8.6697 per share.

(6) Reflects a weighted average purchase price of $9.27364 per share, at prices ranging from $9.22 to $9.45 per share.

(7) Reflects a weighted average purchase price of $9.30036 per share, at prices ranging from $9.2 to $9.4 per share.

(8) Reflects a weighted average purchase price of $14.94983 per share, at prices ranging from $14.895 to $15.15 per share.

(9) Reflects a weighted average purchase price of $14.78923 per share, at prices ranging from $14.675 to $14.9 per share.